GEV 2000 KFT

                                1. Zoldlomb Utca

                                  Pilisjaszfaln
                                  Hungary 2080

February 28, 2005

Royce Biomedical Inc.
434 Town Center
Suite 316
Corte Madera, CA 94925

Attention: Mr. Donald Gee, CEO

Dear Sir,

RE: Demand for Payment

We write to advise, pursuant to a certain Promissory Note dated September 30, 2002, ("Note"), between Royce Biomedical Inc. ("Royce") and XILI USA Inc. ("XILI") and the acquisition of the Note by Curvelo Trade & Finance Ltd. ("Curvelo") from XILI, that on February 14, 2005, GEV 2000 KFT ("GEV") has acquired $4,000.00 of the said Note.

We herein demand full payment of the Note, together with interest payable immediately.

Yours truly,

/s/ Zsuzsa Horvath Gyozone
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GEV 2000 KFT